                                                   EXHIBIT 21

                                          Airgas, Inc. and Subsidiaries

Corporation Name                                     Domicile
----------------                                     --------
Airgas Gulf States, Inc.                             DE
Airgas Intermountain, Inc.                           CO
Airgas Great Lakes, Inc.                             DE
Airgas Mid America, Inc.                             DE
Airgas Mid South, Inc.                               DE
Airgas Nor Pac, Inc.                                 DE
Airgas North Central, Inc.                           DE
Airgas East, Inc.                                    DE
Airgas Northern California & Nevada, Inc.            DE
Airgas South, Inc.                                   DE
Airgas Southwest, Inc.                               DE
Airgas West, Inc.                                    CA
Airgas Canada, Inc.                                  Canada
Airgas Carbonic, Inc.                                DE
Airgas Data, LLC                                     DE
Airgas International, Inc.                           VI
Airgas Realty, Inc.                                  DE
Airgas Safety, Inc.                                  DE
Airgas Specialty Gases, Inc.                         TX
ATNL, Inc.                                           DE
Nitrous Oxide Corp.                                  DE
Puritan Medical Products, Inc.                       DE
Radnor Funding Corp.                                 DE
Red-D-Arc, Inc.                                      NV
Red-D-Arc Limited                                    Canada
Rutland Tool & Supply Co., Inc.                      CA